Final Term Sheet dated January 10, 2006

ISSUER:	AmeriGas Partners, L.P. and AP Eagle Finance Corp.
SIZE:	$350mm
NOTES OFFERED:	Senior Notes
COUPON DATES:	5/20 AND 11/20 starting 5/20/06
EQUITY CLAW:	35% at 107.125 until 5/20/09
MATURITY/CALL:	5/20/16 non-callable until	5/20/11 103.563
RATINGS:	B1/BB-	5/20/12 102.375
COUPON/PRICE:	7.125% at par	5/20/13 101.188
YIELD/SPREAD:	7.125%, +271 vs. TSY 4.5% 11/15	5/20/14 100.000
BOOK-RUNNERS:	CITI/CSFB/WACH
SETTLEMENT DATE:	1/26/06 (T+11)
CUSIP:	03073KAF8

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-3580.